Exhibit 10.3

AMENDMENT TO LETTER AGREEMENT

THIS AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of December 2, 2025, by and among (i) WinVest Acquisition Corp., a Delaware corporation (the “Company”), (ii) Embed Financial Group Cayman Holdings, an exempted company incorporated and registered in the Cayman Islands (“EFGH”), (iii) WinVest Holdings Corp., an exempted company incorporated and registered in the Cayman Islands (“Pubco”), (iv) WinVest SPAC LLC, a Delaware limited liability company (the “Sponsor”) and (v) the undersigned individuals, each of whom is or was a member of the board of directors and/or the management team of the Company (each an “Insider” and collectively, the “Insiders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Letter Agreement (as defined below), and if such term is not defined in the Letter Agreement, then in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Sponsor and the other Insiders are parties to that certain Letter Agreement, dated as of September 14, 2021 (the “Original Agreement” and, as amended by this Amendment, the “Letter Agreement”), pursuant to which the Sponsor and the undersigned Insiders each agreed, among other matters, to (i) waive their redemption rights with respect to any Common Stock owned by it, (ii) vote in favor of any proposed Business Combination for which SPAC seeks approval, and (iii) certain transfer restrictions with respect to the Insider Shares and Private Placement Warrants;

WHEREAS, on or about the date hereof, the Company, Pubco, WinVest Merger Sub I Limited, an exempted company incorporated and registered in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), WV Merger Sub II Corp., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and EFGH, entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) Company Merger Sub will merge with and into EFGH (the “Company Merger”), with EFGH surviving the Company Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of EFGH being automatically converted into the right to receive shares of Pubco (“Pubco Shares”) and (b) following, and as part of the same overall transaction as the Company Merger, SPAC Merger Sub will merge with and into the Company (the “SPAC Merger”, and together with the Company Merger, the “Mergers” together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), with the Company surviving the SPAC Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of the Company being converted into the right to receive shares of Pubco (the Mergers, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, the parties have executed and delivered this Amendment simultaneously with the execution and delivery of the Business Combination Agreement, which shall become effective at the Closing automatically and without any further action of any party;

WHEREAS, the parties hereto desire to amend the Original Agreement to give Pubco and EFGH rights to enforce the terms of the Letter Agreement, (ii) effective as of the Closing, assign the rights and obligations of the Company under the Insider Letter to Pubco and (iii) provide that the lock-up period applicable to the Pubco Class A Ordinary Shares issued in exchange for the Insider Shares pursuant to the Business Combination Agreement will six (6) months after the Closing; and

WHEREAS, pursuant to Section 12 of the Original Agreement, the Original Agreement can only be amended by a written instrument executed by all parties hereto;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco and EFGH as a Party to the Letter Agreement. The parties hereby agree to add each of Pubco and EFGH as a party to the Letter Agreement. The parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Original Agreement are hereby assigned and delegated to and assumed by Pubco as if it were the original “Company” party thereto, and (ii) all references to “Company” under the Original Agreement relating to periods from and after the Closing shall instead be a reference to Pubco. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Original Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto.

2. Amendments to Original Agreement. The Parties hereby agree to the following amendments to the Original Agreement:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Letter Agreement as if they were set forth therein.

(b) Any reference to the term “including” (and with correlative meaning “include”) in the Letter Agreement means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”.

(c) The parties hereby agree that from and after the Closing, the terms “Common Stock”, “Insider Shares”, “Warrants”, “Private Placement Warrants”, “as used in the Letter Agreement shall include any and all Pubco Class A Ordinary Shares into which any such securities will convert in the SPAC Merger (and any other securities of Pubco or any successor entity issued in consideration of, including as a share split, dividend or distribution, or in exchange for, any of such securities).

(d) Effective upon the Closing, Section 5(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(a) Subject to the exceptions set forth herein, the Sponsor, each Insider, and each Advisor agree not to Transfer, directly or indirectly, any Pubco Class A Ordinary Shares held by it, him or her that are received in the SPAC Merger in exchange for Insider Shares, until the earlier of (x) the date that is six (6) months after the Business Combination, and (y) the date after the Business Combination on which Pubco consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property and (ii) (the “Insider Share Lock-up Period”).

(e) Effective upon the Closing, Section 5 of the Original Agreement is hereby amended to add the following as a new subsection 5(b), and the current subsection 5(b) is hereby renumbered to be 5(c):

(b) Subject to the exceptions set forth herein, the Sponsor, each Insider, and each Advisor agree not to Transfer, directly or indirectly, any Pubco Private Warrants held by it, him or her that are received in the SPAC Merger in exchange for Private Placement Warrants or any shares of Pubco Class A Ordinary Shares that issued or issuable upon the exercise of the Pubco Private Warrants, until 30 days after the completion of a Business Combination (the “Private Placement Warrant Lock-Up Period” and together with the Insider Share Lock-Up Period, the “Lock-Up Periods”).

(f) Effective upon the Closing, Section 5 of the Original Agreement is hereby amended to add the following new subsections 5(d) and 5(e):

(d) If any Transfer is made or attempted contrary to the provisions of this Letter Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the restricted securities as one of its equity holders for any purpose. In order to enforce this Section 5, Pubco may impose stop-transfer instructions with respect to the restricted securities of each Insider (and transferees and assigns thereof) until the end of the applicable Lock-Up Period.

(e) During the applicable Lock-Up Period, each certificate or book entry evidencing any restricted securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT, DATED AS OF SEPTEMBER 14, 2021, AS AMENDED ON DECEMBER 1, 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), AND THE ISSUER’S SECURITY HOLDERS NAMED THEREIN, AS AMENDED. A COPY OF SUCH LETTER AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(g) Effective upon the Closing, Section 19 of the Original Agreement is hereby amended by replacing the words “Lock-Up Period” with “Lock-Up Periods”:

3. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4. Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of the Letter Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of the Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of the Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Letter Agreement, at law or in equity.

5. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including Section 17 thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to Letter Agreement to be signed and delivered by its duly authorized officer as of the date first above written.

The Company:

WINVEST ACQUISITION CORP

By:
Name:	Manish Jhunjhunwala
Title:	Chief Executive Officer

EFGH:

EMBED FINANCIAL GROUP CAYMAN HOLDINGS

By:
Name:	Dennis Ng
Title:	Director

Pubco:

WINVEST HOLDINGS CORP.

By:
Name:	Dennis Ng
Title:	Director

Sponsor:

WINVEST SPAC LLC

By:
Name:	Jeff LeBlanc
Title:	Managing Member

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[Signature Page to Amendment to Letter Agreement]

Insiders:

Manish Jhunjhunwala

Alok Prasad

Alex Pentland

Ed McGowan

Larry Kramer

Mark Madden

Martin Schmidt

Richard Blunck

Jeff Chow

John DiBacco

Kevin Gentzel

Andrew Goldberger

David Siegel

Bob Pozen

[Signature Page to Amendment to Letter Agreement]